UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2023

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

California	333-04028-LA	33-0489154

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA 92821

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2023, the Company announced that Joseph W. Turner, Jr., the Company’s Chief Executive Officer and President, will retire from his position as President and Chief Executive Officer of the Company effective as December 15, 2023, but will continue to serve as an independent adviser to the Board of Managers through December 31, 2024.  On December 15, 2023, Mr. Turner retired from his position as President and Chief Executive Officer of the Company and Darren Thompson succeeded him as President and Chief Executive Officer of the Company.  Mr. Thompson also commenced his service as President and Chief Executive Officer of the Company’s wholly-owned subsidiary, Ministry Partners Securities, LLC.  Effective as of December 15, 2023, Mr. Turner also submitted his resignation as a member of the Board of Managers of the Company. The resignation was not due to any disagreement with the Company and Mr. Turner will continue to serve the Board in an advisory capacity.  At a meeting of the Board of Managers held on November 9, 2023, the Company appointed Nicolette Harms as a Board Manager to fill the remaining term vacated by Mr. Turner, which will end at the May 2024 annual meeting of Company’s equity owners.  Ms. Harms was also appointed to serve on the Company’s Audit and Credit Committees effective as of December 15, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 19, 2023	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ R. Michael Lee
R. Michael Lee
Chairman of the Board of Managers